Exhibit 99.1

Laird Superfood Announces Co-Packing Partnership

Transition to third-party manufacturing will significantly improve Gross Margin while lowering fixed costs

SISTERS, Ore., October 12, 2022 - (BUSINESS WIRE) - Laird Superfood, Inc. (NYSE American: LSF) today announced it has entered into a co-packer agreement to outsource the manufacturing of its powdered creamers and hydration products. As a result, the Company will be winding down its manufacturing operations in Sisters, Oregon, by the end of 2022.

“This strategic pivot to an outsourced manufacturing model will significantly improve our financial profile by reducing fixed overhead and simplifying our business, enabling us to focus on maximizing our commercial growth potential,” said Jason Vieth, President and Chief Executive Officer. “Increasing Gross Margin is a strategic imperative for Laird Superfood and this is an important step towards our committed long-term target of 35%. While we’ve made considerable progress on commercial and operational initiatives over the past several quarters, ongoing challenges in the macro environment make the shift to third-party manufacturing an essential move in order to be more responsive to our customer demand while fully aligning our cost structure with the current state of the business.”

“We are grateful for the support of the Sisters, Oregon community and our dedicated employees who have helped to build the Laird Superfood brand. Discontinuing our manufacturing operations was an extremely difficult decision. We are deeply committed to supporting our employees during this transition and will provide all affected team members with severance and outplacement services.”

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company’s products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world’s most prolific big-wave surfer, Laird Hamilton. Laird Superfood’s offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance and growth. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and foodservice customers, as well as the health of the foodservice industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; and (17) the growth rates of the markets in which we compete.

Contact

ICR

Reed Anderson

646-277-1260

Reed.Anderson@icrinc.com